Exhibit 99.1

AeroGrow Reports Results for the Second Quarter Ended September 30, 2016

•	Second Quarter net sales more than double to $2.2 million
•	Strong sales in Direct Response and Retail channels, up 106% combined
•	Second Quarter Adjusted EBITDA improves by over 50%

BOULDER, CO--(Marketwired – November 10, 2016) - AeroGrow International, Inc. (OTCQB: AERO) ("AeroGrow" or the "Company"), the manufacturer and distributor of the world’s leading indoor gardening systems – the AeroGarden line of Smart Countertop Gardens™  – announced results for the second quarter ended September 30, 2016.
For the quarter, the company recorded total net revenue of $2.25 million, an increase of 106% over the same period in the prior year. Adjusted EBITDA was a loss of $392,000, a $430,000 improvement from the prior year.
"We’ve made substantial progress during the first half of our fiscal year 2017 – and this progress accelerated during the second quarter” said President and CEO J. Michael Wolfe.  “Net sales for the Company were up 106% for the quarter and now stand at +65% for the year.  Our sales growth has been driven by strong gains in both our retail and direct response businesses – up 162% and 42% respectively in the quarter.  Our retail business experienced solid growth with Amazon, our largest account as well as good traction at new partners such as Sur La Table, Williams-Sonoma, Ace Hardware and others.  All of this led to cutting our quarterly EBITDA loss by over half from last year – which represents a very solid start for our fiscal year, especially as we enter our traditionally strong selling season.
“Beyond the quarter’s financial results, we’ve also made excellent progress in our product development efforts.  In just the past week we’ve introduced the world’s first Wi-Fi enabled indoor garden along with a series of gardens that perform better than ever and feature colorful, high-end finishes.  I think you’ll see that our new products are as innovative as they are beautiful.
“We now turn our attention to the critical fall and holiday selling season with high visibility promotions at Amazon, QVC and other direct retailers and chain-wide roll-outs at Bed Bath & Beyond and Sur La Table.  We are in better shape than we’ve ever been with respect to our supply chain and we’re poised to significantly increase our media spend vs. last year as we build consumer awareness of the AeroGarden brand.  We believe that the cumulative result of these efforts have put us in a position to continue our strong momentum throughout fiscal 2017 and beyond.”

AEROGROW INTERNATIONAL, INC.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months ended September 30,		Six Months ended September 30,
(in thousands, except per share data)	2016	2015	2016	2015
Net revenue	$2,242	$1,091	$4,398	$2,660
Cost of revenue	1,551	761	2,863	1,849
Gross profit	691	330	1,535	811

Operating expenses
Research and development	114	143	211	274
Sales and marketing	729	668	1,549	1,301
General and administrative	475	561	1,055	1,235
Total operating expenses	1,318	1,372	2,815	2,810

(Loss) from operations	(627)	(1,042)	(1,280)	(1,999)

Other income (expense), net
Fair value changes in derivative warrant liability	(458)	(66)	(903)	(330)
Interest expense – related party	(27)	(58)	(31)	(58)
Other expense	(16)	-	(41)	-
Total other (expense), net	(501)	(124)	(975)	(388)

Net loss	$(1,128)	$(1,166)	$(2,255)	$(2,387)
Change in fair value of stock to be distributed for Scotts Miracle-Gro transactions	(317)	1,177	(767)	1,398
Net income (loss) attributable to common shareholders	$(1,445)	$11	$(3,022)	$(989)
Net loss per share, basic and diluted	$(0.17)	$0.00	$(0.37)	$(0.14)

Weighted average number of common shares outstanding, basic and diluted	8,576	7,500	8,138	7,102

AEROGROW INTERNATIONAL, INC.
CONDENSED BALANCE SHEETS

	September 30, 2016	March 31, 2016
(in thousands, except per share and share data)	(Unaudited)	(Derived from Audited Statements)
ASSETS
Current assets
Cash	$399	$1,401
Restricted cash	15	15
Accounts receivable, net of allowance for doubtful accounts of $17 and $14 at September 30, 2016 and March 31, 2016, respectively	1,775	1,577
Other receivables	85	232
Inventory	5,510	3,149
Prepaid expenses and other	948	196
Total current assets	8,732	6,570
Property and equipment, net of accumulated depreciation of $3,837 and $3,652 at September 30, 2016 and March 31, 2016, respectively	545	620
Other assets
Intangible assets	2	2
Deposits	106	156
Total assets	$9,385	$7,348

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,533	$1,733
Accrued expenses	851	964
Customer deposits	195	352
Deferred rent	-	1
Notes payable-related party	2,759	1,293
Derivative warrant liability	1,547	644
Debt associated with sale of intellectual property	138	160
Total current liabilities	8,023	5,147
Long term liabilities
Capital lease liability	21	-
Total liabilities	8,044	5,147
Commitments and contingencies
Stockholders’ equity
Preferred stock, $.001 par value, 20,000,000 shares authorized, 2,649,007 issued and outstanding at September 30, 2016 and March 31, 2016	3	3
Common stock, $.001 par value, 750,000,000 shares authorized, 8,579,006 and 7,499,966, shares issued and outstanding at September 30, 2016 and March 31, 2016, respectively	9	7
Additional paid-in capital	86,896	84,129
Stock to be distributed for Scotts Miracle-Gro transactions	1,195	2,391
Accumulated deficit	(86,762)	(84,329)
Total stockholders’ equity	1,341	2,201
Total liabilities and stockholders’ equity	$9,385	$7,348

	Three Months Ended September 30, (in thousands)
	2016	2015
Loss from operations	$(627)	$(1,042)
Add back non-cash items:
Depreciation and amortization expense	92	99
Stock based compensation	32	83
Scott’s Miracle-Gro intellectual property royalty and branding license	111	38
Total non-cash items	234	220
Adjusted EBITDA	$(392)	$(822)

The U.S. GAAP measure most directly comparable to Adjusted EBITDA is income (loss) from operations. The non-U.S. GAAP financial measure of Adjusted EBITDA should not be considered as an alternative to net earnings. Adjusted EBITDA is not a presentation made in accordance with U.S. GAAP and has important limitations as an analytical tool. Adjusted EBITDA should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net earnings and is defined differently by different companies, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

CONFERENCE CALL

The conference call is scheduled for 12:00pm ET on November 11, 2016. To participate in the call, please dial
U.S. (Toll Free): 1 (888) 347-7861
 Toll/International: 1 (412) 902-4227
A telephonic replay of the call will be available within 2 hours of completion and will be available for the next 2 weeks. You will be able to access the audio file for 90 days following the completion of the call through the AeroGrow website at www.aerogrow.com/investors until February 9, 2017. To access the replay by phone, please dial:
U.S. and Canada: 1 (844) 512-2921
Toll/International: 1 (412) 317-6671
 Conference Number: 10095888

About AeroGrow International, Inc.
Headquartered in Boulder, Colorado, AeroGrow International, Inc. is the leader in the rapidly growing indoor gardening market. AeroGardens allow anyone to grow farmer's market fresh herbs, salad greens, tomatoes, chili peppers, flowers and more, indoors, year-round, so simply and easily that no green thumb is required. With an AeroGarden…you can grow anything! In April 2013, AeroGrow entered into a strategic partnership with Scotts Miracle-Gro to continue to expand the indoor gardening market.  For more information, visit www.aerogrow.com.

Forward-Looking Statements
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements by Mike Wolfe and/or the Company, statements regarding growth of the AeroGarden product line, ability to raise capital, optimism related to the business, expanding sales, market acceptance of developments and enhancements to our product line, improved margins and profitability, and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company's products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the indoor garden market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including in "Item 1A Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2016. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Company Representative:
Grey Gibbs Senior Vice President of Finance and Accounting
grey@aerogrow.com
303-444-7755